                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (Amendment No.      )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement    / / Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e) (2))
/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                           VALLEY FORGE CORPORATION
- -----------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- -----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c) (1) (ii), or 14a-6(i) (1), or 14a-6(i)
     (2) or Item 22(a) (2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i) (3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

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     (2) Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement
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
                            VALLEY FORGE CORPORATION
                         100 SMITH RANCH ROAD, SUITE 326
                          SAN RAFAEL, CALIFORNIA 94903

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING

TO OUR STOCKHOLDERS:

The annual meeting of the stockholders of Valley Forge Corporation, a Georgia corporation, will be held on June 14, 1995, at 10:00 a.m., Pacific time, at the offices of the Corporation, located at 100 Smith Ranch Road, Suite 326, San Rafael, California 94903. The items of business to be transacted at this meeting are as follows:

     1.  Election of the Board of Directors of five people for the ensuing year.

     2. Ratification of the appointment of Coopers & Lybrand as independent accountants of the Corporation for the 1995 fiscal year.

     3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has specified May 9, 1995 at the close of business as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the annual meeting. A list of the stockholders entitled to vote at the annual meeting will be available for the examination of any stockholder at the meeting.

The Proxy Statement for the annual meeting is set forth on the following pages.

So that as many shares as possible may be represented at this meeting, we urge you to promptly sign, date and return your proxy in the enclosed, self-addressed envelope. If you attend the meeting, you may revoke the proxy and vote your shares in person if you desire to do so.

                                   Sincerely,

                                   Monica J. Burke
                                   Secretary - Treasurer

Dated:  May 15, 1995

                    PROXY STATEMENT OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 1995

                               GENERAL INFORMATION

This Proxy Statement and the accompanying Proxy and other enclosures are being mailed beginning May 15, 1995 to holders of common stock of Valley Forge Corporation, a Georgia Corporation (the "Company"), in connection with the stockholders' meeting to be held on June 14, 1995, at 10:00 a.m., Pacific time, at the Company's offices at 100 Smith Ranch Road, Suite 326, San Rafael, California 94903, or at any adjournment thereof (the "Meeting"). Proxies are solicited to provide all stockholders of the Company with the opportunity to vote. Shares may only be voted at the Meeting if the stockholder is present in person or is represented by a proxy.

COSTS OF SOLICITATION OF PROXIES

The Company will bear the cost of preparing, mailing and soliciting Proxies. In addition to solicitations by mail, the directors, officers, and regular employees of the Company may solicit proxies personally and by telephone, telegraph, or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation material to the beneficial owners of common stock, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses in forwarding the soliciting materials.

VOTING RIGHTS AND REVOCABILITY OF PROXIES

Only holders of the Company's common stock, par value $.50 per share ("Common Stock"), of record at the close of business on May 9, 1995 are entitled to notice of and to vote at the Meeting. Holders of the Common Stock will be entitled to one vote on all matters properly coming before the Meeting for each share registered in their names on the record date specified above. On May 9, 1995 the Company had outstanding 1,906,724 shares of Common Stock, of which 1,773,267 will be entitled to vote at the Meeting (133,457 shares of Common Stock are treasury shares and are not entitled to vote). The Company has no other classes of securities issued and outstanding.

The By-Laws of the Company require that a quorum be present at all meetings of stockholders before the stockholders may conduct business. A quorum consists of the holders of record of a majority of the shares of Common Stock, issued and outstanding, entitled to vote at the meeting, and present in person or by proxy.

When a proxy is returned properly signed and dated, the person designated as proxy shall vote the shares represented by the proxy in accordance with the stockholder's directions. If a proxy is signed, dated and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Company's Board of Directors.

Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each stockholder is entitled to one vote, in person or by proxy, for each share of stock standing in his or her name on the books of the Company as of the record date on any matter submitted to the stockholders. The Company's By-Laws do not authorize cumulative voting. In the election of directors, the five persons receiving the highest number of votes will be elected. Each of the other proposals submitted hereby requires the affirmative vote of a majority of the Stock represented and eligible to vote at the Meeting. Accordingly, abstentions from voting on any matter other than in the election of directors will have the effect of a vote "AGAINST" the proposal.

A stockholder giving a proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Company at the office of the Company identified above at any time before the commencement of the Meeting or any adjournments thereof; (ii) attending the Meeting in person and voting; or (iii) executing a proxy bearing a date and time later than that of the proxy to be revoked. Revocation of the proxy will not affect any vote previously taken.

If you hold your Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote your Common Stock, your broker or nominee may, in its discretion, vote your Common Stock "FOR" the election of the Board of Directors' nominees and "FOR" the proposal to ratify the appointment of Coopers & Lybrand as the Company's independent accountants for the fiscal year ending December 31, 1995.

Unless revoked, the shares of Common Stock represented by proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted in favor (i) "FOR" the election of the nominees for director set forth herein; and (ii) "FOR" ratification of the appointment of Coopers & Lybrand as the Company's independent accountants for the fiscal year ending December 31, 1995.

The Meeting has been called for the purposes set forth in the Notice of Annual Stockholders' Meeting (the "Notice") to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Meeting for stockholder action, but if any other matters properly come before the Meeting, votes thereon will be cast by the proxy holder in accordance with her best judgment.

If a stockholder wishes to give a proxy to someone other than the person indicated on the accompanying proxy, he must cross out the names appearing on the proxy and insert the name or names of another person or persons to act as proxies. The signed proxy must be presented at the Meeting by the person or persons representing the stockholder.

A copy of the Company's 1994 Annual Report to its stockholders is enclosed herewith. Stockholders may obtain additional copies of the Annual Report without charge upon written request to the Company's Secretary at the Company's offices.

ITEM 1.  ELECTION OF DIRECTORS

The Company's By-Laws authorize a Board of Directors of nine persons, but at no time since 1974 have all directors' positions been filled. At the Company's 1994 annual meeting of stockholders, Messrs. Bloom, Desloge, Brining, Dressel, and Warner were elected.

The Board of Directors has nominated all of its present members for election as directors for a term of one year or until their successors are elected and qualified.

All nominees have indicated their willingness to serve and, unless otherwise specified on the proxy, it is the intention of the proxy holder to vote for the Nominees listed below. No proxy may be voted for more than five persons. If events not now known or anticipated make any of the Nominees unable to serve, the Proxies will be voted at the discretion of the proxy holder. The vote of a majority of the Common Stock, present in person or by proxy and voting, is required to elect each of the Nominees.

The following sets forth biographical information of the five nominees for director and of the executive officers of the Company:

                                                                                                 Year First
     Name and Age                                      Principal Occupation                   Elected Director
     ------------                                      --------------------                   ----------------
     NOMINEES FOR DIRECTORS:

     Martin J. Bloom (64)                        Co-Chairman of the Board since July,               1983
     100 Smith Ranch Road, Suite 326                  1984
     San Rafael, CA 94903-1994

     Theodore P. Desloge, Jr. (55)               Co-Chairman of the Board since July,               1983
     100 Smith Ranch Road, Suite 326                  1984
     San Rafael, CA 94903-1994

     David R. Brining (52)                       President, Chief Executive Officer,                1981
     100 Smith Ranch Road, Suite 326                  and Director of the Company since
     San Rafael, CA 94903-1994                        July, 1981

     Phillip F. Dressel (58)                     Chairman of the Board and President of             1985
     100 Smith Ranch Road, Suite 326                  Consolidated Flavor Corporation
     San Rafael, CA 94903-1994

     Dale J. Warner (72)                         Retired, formerly a Director of Gits               1983
     100 Smith Ranch Road, Suite 326                  Bros. Mfg. Co., a subsidiary of
     San Rafael, CA 94903-1994                        the Company

     EXECUTIVE OFFICER:

     Monica J. Burke (43)                        Vice President Finance and Secretary
                                                      of the Company since November, 1988

Mr. Bloom has been a Director of the Company since July 1983, Co-Chairman of the Board since July, 1984, and is a Director for most of the Company's subsidiaries. He is a past Director and Chairman of the Board of Park `N Fly, Inc., an operator of off-airport parking services.

Mr. Desloge has been a Director of the Company since July 1983 and Co-Chairman of the Board since July, 1984. He is a past Director and President of Park `N Fly, Inc.

Mr. Brining has been President, CEO, and a Director of the Company since 1981. He has served as a Director or Chairman of each of the Company's subsidiaries since their acquisition. Mr. Brining was delinquent in filing a Form 4 for one transaction during 1994 required under Item 405 of Regulation S-K.

Mr. Dressel has been a Director of the Company since 1985. He has also been Chairman of the Board and President of Consolidated Flavor Corporation, a privately held flavoring business located in St. Louis, Missouri, since 1985.

Mr. Warner has been a Director of the Company since 1983. He was a Director of Gits Bros. Mfg. Co. for more than six years.

Ms. Burke has served as Vice President Finance since 1988.

None of the directors, nominees for director, or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company, and as of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for Mr. Desloge, who is a director of Mississippi Valley Bancshares, listed on the NASDAQ.

THE BOARD OF DIRECTORS AND COMMITTEES

The Corporation's Board of Directors met twice during 1994. The Board of Directors has two committees, the Compensation Committee and the Audit Committee and does not have a nominating committee. All of the persons who were directors of the Company during 1994 attended at least 75% of (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which they served.

The members of the Audit Committee are Messrs. Brining, Dressel, and Warner. The Audit Committee met once during 1994. The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company's independent accountants.

The members of the Compensation Committee are Messrs. Bloom, Desloge, and Dressel. For a description of the functions of the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation." The Committee met once during 1994.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16

Under Section 16(a) of the Exchange Act, the Company's directors, executive officers, and any persons holding ten percent or more of Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. All persons subject to the reporting requirements of Section 16(a) have filed all required reports on a timely basis, except for Mr. Brining who was delinquent in filing a Form 4 for one transaction during 1994.

                               SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of May 9, 1995 by (i) each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer, (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the entities named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such entity as set forth opposite such entity's name, subject to community property laws where applicable. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.


                                                    Number of Shares
           Beneficial Owner                        Beneficially Owned                             Percent
           ----------------                        ------------------                             -------
           FMR Corp.(1)                                 157,300                                     8.87%
           82 Devonshire Steet
           Boston, MA  02109

           Martin J. Bloom                              331,635(2)                                 18.70%
                                                        84,568(3)                                   4.77%

           Theodore P. Desloge, Jr.                     358,885                                    20.24%
                                                        84,568(3)                                   4.77%

           David R. Brining                             187,650(4)                                 10.51%

           Phillip F. Dressel                           52,700(5)                                   2.97%

           All directors and executive
           officers as a group                          1,107,006(6)                               61.83%

           ------------------

           (1) Based solely upon a Schedule 13G dated February 13, 1995. Of the 157,300 shares shown as beneficially owned by FMR Corp., 157,300 shares are beneficially owned by Fidelity Management Research Company ("Fidelity Research"), a wholly-owned subsidiary of FMR Corp. and investment advisor of several investment companies. FMR Corp. and its chairman, Edward C. Johnson 3rd, each has sole power to dispose of the shares owned by Fidelity Research, but neither FMR Corp. nor Mr. Johnson has the sole power to vote or to direct the voting of such shares.

           (2) Does not include 10,000 shares (.56%) owned by Mr. Bloom's wife, with respect to which Mr. Bloom disclaims beneficial ownership.

           (3) Represents shares owned by Bloom & Desloge Enterprises, Inc., a corporation in which Messrs. Bloom and Desloge are each 50% stockholders. Bloom & Desloge Enterprises, Inc. owns a total of 169,136 shares of common stock.

           (4) Includes options to purchase 12,500 shares at $16.625 per share. Does not include 450 shares (.03%) owned by Mr. Brining's wife with respect to which Mr. Brining disclaims beneficial ownership.

           (5) Represents shares owned by Consolidated Flavor Corporation, a privately held company owned by Mr. Dressel.

           (6) Includes options to purchase 4,500 shares at $7.25 per purchasable by an officer. In addition to the disclaimed shares described in (2) and (4) above, does not include 3,600 shares (.20%) held in trust by Mr. Warner's wife with respect to which Mr. Warner disclaims beneficial ownership.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' COMPENSATION

The following table shows certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officer of the company whose compensation exceeds $100,000.


                                          Summary Compensation Table
                                          --------------------------
                                                                                      Long-Term
                                               Annual Compensation                  Compensation
                                               -------------------                  ------------
      Name and          Fiscal                                 Other Annual                               All Other
 Principal Position      Year     Salary        Bonus         Compensation(1)          Options         Compensation(2)
 ------------------      ----     ------        -----         ------------             -------         ------------
David R. Brining,        1994    $254,817     $190,500          $5,351                  50,000           $16,489
CEO(3)                   1993     240,750       63,500           4,563                       0            21,005
                         1992     218,750       40,000           4,767                       0            24,183

Monica J. Burke,         1994     105,667       40,800               0                       0            11,339
Vice President           1993     101,417       20,700               0                       0            10,899
Finance(3)               1992      94,583       15,500               0                       0             8,667

(1) In August, 1987 and incident to the relocation of the corporate headquarters from St. Louis, Missouri to San Rafael, California, the Company accepted a $75,000 demand, non-interest bearing note from Mr. Brining. The amounts included under Other Annual Compensation represent interest calculated at the prime rate on the demand note.

(2) Represents amounts contributed pursuant to the Company's 401k and Profit Sharing Plans. See "Report of Compensation Committee - 401k Plan and Profit Sharing Plan."

(3) Mr. Brining and Ms. Burke also serve as officers of each of the Company's subsidiaries.

OPTION GRANTS IN 1994

                                                                   Potential Realizable        Potential Realizable
                                                                     Value at Assumed            Value at Assumed
                                                                   Annual Rates of Stock       Annual Rates of Stock
                                                                  Price Appreciation for      Price Appreciation for
                           Percent                                    Option Term for             Option Term for
                           of Total    Exercise                       Named Executive            All Shareholders
Named          Options     Options      Price       Expiration        ---------------            ------------------
Executive      Granted     Granted    per Share        Date           5%          10%            5%             10%
- ---------      -------     -------    ---------        ----           --          ---            --             ---
David R.
Brining         50,000       83%       $16.625     July 1, 2001    $338,000     $789,000    $11,976,000     $27,910,000


OPTION EXERCISES AND HOLDINGS

The following table provides information with respect to the Executive Officers concerning the exercise of options during the fiscal year ended December 31, 1994 and unexercised options held by the Executive Officers as of December 31, 1994:


                           Aggregated Option(1) Exercises in Fiscal Year 1994
                                     and Fiscal Year-End Option Values
                                     ---------------------------------
                                                                                         Value of Unexercised,
                                                       Number of Unexercised                  In the Money
                         Shares                       Options Held at Year End        Options Held at Year End(2)
       Named          Acquired On       Value         ------------------------        ------------------------
    Executives          Exercise      Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
    ----------          --------      --------     -----------     -------------     -----------     -------------
David R. Brining        70,000        $482,500             0          50,000           $     0          $75,000
Monica J. Burke              0               0         6,000           1,500            52,110           16,313

(1) The Company has no plans pursuant to which stock appreciation rights (SAR's) may be granted.

(2) Value of unexercised "in the money" options is the difference between the market price of the Common Stock on December 31, 1994 ($18.125 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

EMPLOYMENT AGREEMENTS

There are no employment contracts or termination agreements with the Executive Officers.

STOCK OPTIONS

The Board of Directors adopted the Company's 1987 Stock Option Plan on May 29, 1987, which was subsequently amended on November 23, 1987 to increase the number of shares available for option from 200,000 to 300,000 and further amended, restated, and approved by the Company's shareholders at the 1992 Annual Meeting of Shareholders ("Stock Option Plan"). The Stock Option Plan is intended to strengthen the Company by providing added incentive to participating directors, employees, non-employee directors, and consultants of the Company and its subsidiaries for high levels of performance and for unusual efforts to increase the earnings of the Company through the opportunity for stock ownership. Options issued under the Stock Option Plan are in the discretion of the Compensation Committee of the Board of Directors, or any committee to which responsibility for administration of the Stock Option Plan has been delegated, and may be either incentive stock options as that term is used in Section 422A of the Internal Revenue Code of 1986, as amended, or any successor thereto, or options which do not qualify as incentive stock options. The Stock Option Plan is currently administered by the Compensation Committee of the Company. The Compensation Committee has full power and authority in its discretion to take any and all action required or permitted to be taken under the Stock Option Plan, including the selection of participants to whom stock options may be granted, the determination of the number of shares which may be covered by stock options, the purchase price, and other terms and conditions thereof. There are 300,000 shares of common stock reserved for issuance upon exercise of options granted under the Stock Option Plan.

If any option granted under the Stock Option Plan shall for any reason expire, be canceled, or otherwise terminate without having been exercised in full, the shares not purchased under such option shall again become available for the Stock Option Plan. Generally, the exercise price of each option is determined by the Board of Directors or the Compensation Committee and is not less than 100% of the fair market value of the Common Stock subject to the option on the date the option is granted. The purchase price of Common Stock acquired pursuant to an option must be paid in cash or check payable to the order of the Company at the time the option is exercised. In general, no option under the Stock Option Plan may extend more than ten years from the date of grant.

The Stock Option Plan will terminate upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property. The Board of Directors or the Compensation Committee shall notify each optionee not less than thirty days prior thereto of the pendency of such an event. The Board of Directors may also suspend or terminate the Stock Option Plan at any time. Unless sooner terminated, the Stock Option Plan terminates ten years from its effective date, which was May 15, 1992.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company establishes, implements, and monitors general policies regarding compensation for the Company's employees, adopts and amends employee compensation plans, and approves specific compensation levels for executive officers, including the Executive Officers. Currently, the members of the Compensation Committee are Martin J.

Bloom, Theodore P. Desloge, Jr., and Phillip F. Dressel. Each member of the Compensation Committee is a non-employee director of the Company.

Set forth below is a report of the Compensation Committee addressing the Company's compensation policies for 1994 applicable to the Company's executives, including the Executive Officers.

The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company's compensation programs reflect the philosophy that executive compensation levels should be linked to Company performance, yet be competitive and consistent with that provided to others holding positions of similar responsibility in the recreational products and manufactured industrial products industries. The Company's compensation plans are designed to assist the Company in attracting and retaining qualified employees critical to the Company's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and thus maximize shareholder value.

Salary Compensation

The Company pays cash salaries which it believes are competitive with salaries paid to executives of other companies in the recreational products and manufactured industrial products industries based upon the individual's experience and past and potential contribution to the Company.

Mr. Brining's annual base salary was $254,817 for 1994. This amount represents an increase of $14,067, or 5.8%, over Mr. Brining's base salary for 1993. The increase was set by the Compensation Committee in June 1994 to maintain competitive positioning versus comparable companies based on an analysis of comparable company compensation practices as prepared by outside consultants.

Subsidiary Incentive Compensation

In 1990, as a result of Mr. Brining's recommendation and efforts, the Company developed and implemented the Subsidiary Incentive Compensation Plan (the "Bonus Plan") whereby individual compensation is directly linked to the performance of the Company's subsidiary (the "Subsidiaries" or "Subsidiary"). The Bonus Plan and the Company's salary deferral 401(k) Plan (the "401k Plan"), and the Company's Profit Sharing Plan (the "Profit Sharing Plan") are the three programs under which employees of the Company or the Subsidiaries may receive cash contributions and/or bonuses. The Executive Officers are not eligible to receive bonuses under this Bonus Plan. However, the Executive Officers are eligible for bonuses under the Valley Forge Corporate Incentive Compensation Plan (the "Corporate Bonus Plan").

Valley Forge Corporate Incentive Compensation Plan

The Compensation Committee authorized the payment of bonus compensation in 1994 to Mr. Brining and Ms. Burke based upon the Company's achievement of certain sales and return on equity objectives set by the Compensation Committee. The specific bonuses for Mr. Brining and Ms. Burke were 75% and 39%, respectively, of his and her base salary.

401k Plan

The Company adopted the salary deferral 401k Plan in August 1992 which benefits all employees at the corporate headquarters and certain Subsidiaries. The 401k Plan is a pretax salary deduction retirement program with a mandatory matching funds feature. It encourages participants to adopt a regular savings program to defer part of their pretax compensation to provide security for their retirement. Employees who meet certain service and length of employment requirements are eligible to participate. The Company provides matching contributions of 100% of the employee's own contributions into the 401k Plan, up to 3% of each employee's covered compensation. For 1994, the Company made a matching contribution of approximately $8,300 for the benefit of the Executive Officers' 401k Plan accounts.

Profit Sharing Plan

The Company sponsors a profit sharing plan for the benefit of the corporate headquarters and two Subsidiaries. The Chief Executive Officer of the Company makes a discretionary allocation of the compensation amount calculated pursuant to the Corporate Bonus Plan to be contributed to the Profit Sharing Plan (the "Profit Sharing Amount") for the benefit of the eligible employees of the corporate headquarters at the close of the fiscal year. The Profit Sharing Amount is distributed to eligible employees in proportion primarily to the employee's base salary of such year. The Company made a profit sharing contribution of 5.4% of the Executive Officers' aggregate base salary to the Executive Officers for 1994 from the Profit Sharing Amount.

Stock-Based Compensation

The Company also believes that stock ownership by directors, officers, employees, and consultants provides valuable long-term incentives for such persons who will benefit as the Common Stock price increases and that stock-based performance compensation arrangements are beneficial in aligning employees' and stockholders' interests. Further, the Company believes that the Company's policy of encouraging stock ownership serves an important function in attracting, retaining, and motivating such persons, and accordingly, in the growth and success of the Company. To facilitate these objectives, the Company adopted the Stock Option Plan in 1987, which was amended in 1991 to include authority for the grant of incentive stock options, authority for the grant of options to non-employee directors and consultants, elimination of certain limitations on the vesting and exercise price of options, and permitting the Board of Directors to delegate administration of the Stock Option Plan to a committee.

Through the Stock Option Plan, stock options have been granted to employees of the Company, including the Executive Officers, in previous years. Non-employee directors and consultants are eligible to participate in the Stock Option Plan, but at the present time there are no outstanding stock options held by such persons and none have ever been exercised. The Stock Option Plan is administered by the Compensation Committee. Mr. Brining was granted 50,000 stock options exercisable at $16.625 per share during 1994.

Other Compensation

The Executive Officers also participate in the Company's broad-based employee benefit plans, such as the Company's medical, supplemental disability, and term life insurance plans.

Currently, the Company's compensation programs described above, including stock option plans, will not qualify for the exception to the $1,000,000 limit under
Section 162(m) of the Internal Revenue Code on total compensation for named executives as structured. The Compensation Committee has no plans to revise the Company's compensation programs to qualify for the exception since the level of total compensation for each named executive is not currently subject to this limit nor is it expected to exceed this limit in the foreseeable future.

                                                     COMPENSATION COMMITTEE

                                                     Martin J. Bloom, Chairman
                                                     Theodore P. Desloge, Jr.
                                                     Phillip F. Dressel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Brining is a director of Consolidated Flavor Corporation, which is owned by Mr. Dressel. Mr. Dressel serves on the Compensation Committee. Mr. Desloge and Mr. Bloom are the other members of the Compensation Committee and their compensation arrangements are discussed under Directors' Compensation.

PERFORMANCE GRAPH

The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Valley Forge Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph on the following page compares the company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the American Stock Exchange ("AMEX") market index; and (ii) the cumulative total return of peer companies ("Peer Group") selected by the Company in good faith(1) over the period from January 1, 1990 through December 31, 1994. Each member of the Peer Group is a publicly traded, diversified manufacturing company whose three principal lines of business match three of the Company's top four principal lines of business, and whose revenues are less than $1.1 billion. The graph assumes an initial investment of $100 and reinvestment of dividends. This graph is not necessarily indicative of future price performance.

- ------------------------------
(1) The Peer Group includes Augat Inc., Bel Fuse Inc., Cherry Corp. (Class B), Joslyn Corp., La Barge Inc., Molex Inc., Powell Industries Inc. and Thomas & Betts Corp. Assumes $100 invested on 1/1/90 in Valley Forge common stock, Peer Group companies (weighted by market capitalization) and the American Stock Exchange index (AMEX). Assumes reinvested dividends. Fiscal year ends December 31.

                                PERFORMANCE GRAPH

             COMPARES THE CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG VALLEY FORGE CORPORATION, PEER GROUP INDEX, AND AMEX MARKET INDEX.

                                [GRAPHIC OMITTED]

               1/1/90            1990           1991           1992           1993          1994
               ------            ----           ----           ----           ----          ----
Valley Forge  $100.00          $79.22        $112.08        $151.84        $170.01       $232.64
Peer Group     100.00          105.33         147.30         156.62         179.44        211.07
AMEX           100.00           84.80         104.45         105.88         125.79        111.12

DIRECTORS' COMPENSATION

The Company entered into consulting agreements with Messrs. Bloom and Desloge in 1983. Pursuant to the terms of the agreements, Messrs. Bloom and Desloge are to provide the Company with advice on any corporate acquisitions, retention of corporate assets, evaluation of key personnel, evaluation of the operations of Subsidiaries, supervision of new product development, and general strategic planning. The agreements are renewable annually on December 31 with the consulting fee for the succeeding year set at that time. The Company agreed to a fee of $81,250 for Mr. Bloom for 1995 due to his increased contributions to the Company. The Company agreed to a fee of $50,000 for Mr. Desloge for 1995. The Company has an agreement with Mr. Warner to retain him as a consultant for a fee of $8,400 which is renewable each year. In addition, the Company generally pays directors $500 for each board meeting attended.

ITEM 2.  RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Coopers & Lybrand, independent accountants, to audit the accounts of the Company and its Subsidiaries for its current fiscal year ending December 31, 1995. Although the appointment of independent accountants is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Audit Committee of the Board of Directors will reconsider its action.

A representative of Coopers & Lybrand is expected to be present at the meeting and will have an opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions.

The Board of Directors recommends that you VOTE FOR ratification of its appointment of Coopers & Lybrand as the Company's independent accountants.

                              STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholders' action, consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the Company at the Company's principal office on or before January 8, 1996, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                                     GENERAL

The Board of Directors knows of no matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. If other matters properly do come before the Meeting, the persons named in the accompanying proxy will vote said proxy in accordance with their judgment. It is important that proxies be returned promptly. Therefore, stockholders are urged to promptly sign, date, and return the proxy in the attached stamped and addressed envelope.

Proxies, ballots, and voting tabulations identifying stockholders are secret and will not be available to anyone, except as actually necessary to meet legal requirements.

                                 OTHER BUSINESS

Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxy holder to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, AND ALL FINANCIAL STATEMENTS AND SCHEDULES THERETO AS FILED WITH THE SEC BY WRITING THE COMPANY'S SECRETARY, MS. MONICA J. BURKE, 100 SMITH RANCH ROAD, SUITE 326, SAN RAFAEL, CALIFORNIA 94903.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              MONICA J. BURKE
                                              SECRETARY - TREASURER

Date:  May 15, 1995

                         VALLEY FORGE CORPORATION PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALLEY FORGE CORPORATION. The undersigned, revoking all previous proxies, hereby appoints Monica J. Burke as Proxy with the power to appoint her substitute, and hereby authorizes her to represent and vote, as designated below, all of the shares of common stock of Valley Forge Corporation (the "Corporation") held of record by the undersigned on May 9, 1995, at the annual meeting of stockholders to be held on June 14, 1995, or at any adjournment thereof.

ITEM 1. ELECTION OF DIRECTORS

        _____FOR all nominees listed below (except as marked to the contrary below).

        _____WITHHOLD AUTHORITY to vote for all nominees listed below.

             INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below:

                 Martin J. Bloom      Theodore P. Desloge, Jr.
                 David R. Brining     Phillip F. Dressel          Dale J. Warner

ITEM 2. RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS FOR 1995.

                   ______ FOR      ______ AGAINST      ______ ABSTAIN

     In her discretion, the Proxy is authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, DATED, AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR DESIGNATED IN
ITEM 1 AND FOR ITEM 2.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized partner.

                                           DATED:  _____________________, 1995


                                           -----------------------------------
                                           Signature

                                           -----------------------------------
                                           Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.